Exhibit 99.1

Press Release

Media Contact:

Eric DeRitis, (408) 658-1561

eric.deritis@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES PRELIMINARY FINANCIAL INFORMATION FOR FISCAL FOURTH QUARTER AND YEAR-END 2016

•      Company ships record exabyte capacity with average capacity per drive up 46% year-over-year

CUPERTINO, CA — July 11, 2016 — Seagate Technology plc (NASDAQ:STX) (the “Company”) today announced selected preliminary financial information for its fiscal fourth quarter and year- end 2016, which ended on July 1, 2016. Seagate expects to report revenue of approximately $2.65 billion, gross margin of 25% and non-GAAP gross margin of approximately 25.8% for the fiscal fourth quarter 2016. The Company expects to report HDD unit shipments of approximately 37 million, reflecting approximately 62 exabytes, average capacity per drive of 1.7 terabytes and average selling price per unit of $67 for the fiscal fourth quarter 2016.

These preliminary results compare to the Company’s previous forecast for fiscal fourth quarter 2016 revenue of approximately $2.3 billion and non-GAAP gross margin of approximately 23%. The difference in the Company’s revenue from its forecast was driven primarily by better than expected demand for the Company’s HDD product portfolio. The difference in the Company’s gross margin from its forecast was driven by better than expected demand for the Company’s enterprise HDD portfolio and cost containment execution. Non-GAAP operating expenses for the fiscal fourth quarter are expected to be approximately $440 million, in line with forecast expectations.

“The evolution of mobile and cloud data driven environments continues to define itself as requiring significant amounts of mass storage. HDD devices are where most data bits ultimately reside and our record HDD exabyte shipments in the June quarter, particularly due to enterprise demand, continue to support this thesis,” said Steve Luczo, Chairman and Chief Executive Officer.

Luczo continued “We believe the long-term trend of exabyte storage demand growth exceeding HDD areal density growth remains intact for the foreseeable future. Seagate will continue to evolve its product offering, technology investment and manufacturing footprint to best serve our customers with the world’s most advanced and cost advantaged HDD products.”

In addition to the Company’s restructuring actions announced June 29, 2016, the Company announced today an additional restructuring plan for continued consolidation of its global footprint across Asia, EMEA and the Americas. The plan includes reducing the Company’s global headcount by approximately 6,500 employees, or 14% of its global headcount by the end of fiscal year 2017. The total pretax charges for the plan will be approximately $164 million in fiscal year 2017. The restructuring activities and global footprint consolidation underway should enable the Company to be operating within its targeted Non-GAAP product gross margin range of 27-32% by the December 2016 quarter.

Conference Call Details for Fiscal Fourth Quarter and Year-End 2016 Financial Results

Seagate will report its fiscal fourth quarter and year-end 2016 financial results before the market opens on Tuesday, August 2, 2016. The investment community conference call to discuss these results will take place that day at 6:00 a.m. Pacific/9:00 a.m. Eastern Time. The live event can be accessed online at Seagate’s Investor Relations website at www.seagate.com/investors.

An archived audio webcast of this event will be available shortly following the event conclusion.

About Seagate

To learn more about the company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects and estimates of industry growth for the fiscal quarter ended July 1, 2016 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt its operations or results in the dissemination of proprietary or confidential information; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this report is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 11, 2015, the “Risk Factors” section of which is incorporated into this report by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website is not part of this press release.

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross margin and operating expenses which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

		For the Three Months Ended July 1, 2016
Reconciliation of Preliminary GAAP Gross Margin:
Preliminary GAAP Gross Margin		25%
Non-GAAP adjustments:	(A)	1%
Preliminary non-GAAP Gross Margin		26%

(A) Gross margin has been adjusted on a non-GAAP basis to exclude amortization of intangibles associated with acquisitions, write off of certain fixed assets and cost of sales associated with our disposed data services business, offset by exclusion of favorable adjustments to sales return provisions for certain discontinued products.

		For the Three Months Ended July 1, 2016
Reconciliation of Preliminary Operating Expense:
Preliminary GAAP Operating Expense		$555
Non-GAAP adjustments:
Product Development	(A)	(5)
Marketing and administrative	(B)	(2)
Amortization of intangibles	(C)	(28)
Restructuring and other, net	(D)	(80)
Preliminary non-GAAP Operating Expense		$440

(A) Product development expense has been adjusted on a non-GAAP basis to exclude the impact of integration costs associated with acquisitions and write off of certain fixed assets.

(B) Marketing and administrative expense has been adjusted on a non-GAAP basis primarily to exclude the write off of certain fixed assets.

(C) Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

(D) Restructuring and other, net, has been adjusted on a non-GAAP basis primarily related to a reduction in our work force as a result of our ongoing focus on cost efficiencies in all areas of our business.